UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Campus Drive, Suite 140
Minneapolis, Minnesota 55441

(Address of Principal Executive Offices and Zip Code)

(763) 392-0123

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2026, Celcuity Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (the “Stockholders”) approved the Company’s 2026 Stock Incentive Plan (the “2026 Plan”).

The Company’s Board of Directors (the “Board”) approved the 2026 Plan subject to Stockholder approval at the Annual Meeting. The 2026 Plan became effective at the time of Stockholder approval. As a result of such approval, no further awards will be made under the Company’s Amended and Restated 2017 Stock Incentive Plan (the “Prior Plan”). Subject to adjustment as provided in the 2026 Plan, 3,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), may be issued under the 2026 Plan. If outstanding awards issued under the 2026 Plan or the Prior Plan expire, are cancelled or forfeited, or are settled or paid in cash before being exercised or settled in full, the shares subject to such awards will again be available for issuance under the 2026 Plan.

Awards under the 2026 Plan may be granted to employees, consultants, and non-employee directors of the Company and its subsidiaries in the form of stock option awards, stock appreciation right awards, restricted stock awards, stock unit awards, and other stock-based awards. The 2026 Plan will be administered by the Compensation Committee of the Board.

At the Annual Meeting, the Stockholders also approved the Company’s Amended and Restated 2017 Employee Stock Purchase Plan (the “Restated ESPP”). The Restated ESPP increased the number of shares of Common Stock available for issuances under the 2017 Employee Stock Purchase Plan (the “ESPP”) by 289,199 shares and extended the expiration date of the ESPP for an additional ten-year period.

The Board approved the Restated ESPP subject to Stockholder approval at the Annual Meeting. The Restated ESPP became effective at the time of Stockholder approval.

Copies of the 2026 Plan and the Restated ESPP are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The material terms of the 2026 Plan and the Restated ESPP are set forth in the Company’s definitive proxy statement relating to the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2026.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting:

1.	Stockholders elected eight nominees to the Company’s Board of Directors to hold office until the next annual meeting and the election of such director’s successor, or such director’s earlier death, resignation or removal;

2.	Stockholders ratified the appointment of Boulay PLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers;

4.	Stockholders approved the 2026 Plan; and

5.	Stockholders approved the Restated ESPP.

The voting results for each such matter were as follows:

1.	Election of directors:

Nominee:	For:	Withheld:	Broker Non-Votes:
Richard E. Buller	34,066,928	3,639,283	3,622,556
David F. Dalvey	31,918,122	5,788,089	3,622,556
Leo T. Furcht	32,048,504	5,657,707	3,622,556
Lance G. Laing	37,637,240	68,971	3,622,556
Polly A. Murphy	34,360,198	3,346,013	3,622,556
Richard J. Nigon	37,298,500	407,711	3,622,556
Charles R. Romp	37,672,258	33,953	3,622,556
Brian F. Sullivan	37,168,080	538,131	3,622,556

2.	Ratification of the appointment of Boulay PLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

For:	Against:	Abstain:	Broker Non-Votes:
40,931,291	377,611	19,865	0

3.	Approval, on an advisory basis, of the Company’s named executive officer compensation:

For:	Against:	Abstain:	Broker Non-Votes:
35,835,588	1,846,980	23,643	3,622,556

4.	Approval of the 2026 Plan:

For:	Against:	Abstain:	Broker Non-Votes:
28,691,350	9,002,785	12,076	3,622,556

5.	Approval of the Restated ESPP:

For:	Against:	Abstain:	Broker Non-Votes:
35,067,849	2,623,058	15,304	3,622,556

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Celcuity Inc. 2026 Stock Incentive Plan.
10.2	Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2026

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer